UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2010

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On May 8, 2010, Adaptec, Inc. (“Adaptec” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PMC-Sierra, Inc. (“PMC-Sierra”), for the sale of certain assets and for PMC to assume certain liabilities of the Company, for a purchase price of approximately $34 million in cash (the “Transaction”). Under the Purchase Agreement, PMC-Sierra will acquire certain assets in connection with the Company’s data storage hardware and software solutions and products, including ASICs, HBAs, RAID controllers, Adaptec RAID software, Adaptec RAID code (ARC), storage management software including Adaptec Storage Manager (ASM), option ROM BIOS, command line interface (CLI), storage virtualization software, and other solutions that span SCSI, SAS, and SATA interface technologies, and that optimize the performance of both hard disk and solid state drives (the “Business”), and assume certain liabilities. Adaptec will retain its cash and marketable securities, its owned real estate, certain patents and its Aristos ASIC products and associated assets. Prior to entering into the Purchase Agreement, the Company obtained the opinion of Blackstone Advisory Partners L.P., the Company’s financial advisor, that the consideration to be received by the Company in the Transaction is fair from a financial point of view.

Either party may terminate the Purchase Agreement as a result of the other parties’ material breach of any of their representations, warranties, covenants or agreements under the Purchase Agreement. The consummation of the Transaction is subject to various specific closing conditions and other customary closing conditions, including among others (i) required regulatory approvals, (ii) absence of any law or order prohibiting closing, (iii) the absence of any change, development or event that would reasonably be expected to have a material adverse effect on the Business, (iv) certain third party consents, (v) the release of any non-excepted security interests in the assets being purchased, (vi) the absence of any proceedings which could reasonably challenge, restrain, prohibit or make illegal the Transaction, (vii) the delivery of a legal opinion by the Company’s legal counsel in Delaware, and (viii) the acceptance by certain employees of PMC-Sierra’s offers of employment.

Item 8.01	Other Events.

On May 10, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Adaptec, Inc. Press Release, dated May 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/s/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: May 13, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Adaptec, Inc. Press Release, dated May 10, 2010.